Exhibit 10.53

2008 AMENDED AND RESTATED

STOCK PURCHASE AND OPTION PLAN

FOR ROCKWOOD HOLDINGS, INC. AND SUBSIDIARIES

1.                                       Purpose of Plan

This 2008 Amended and Restated Stock Purchase and Option Plan for Rockwood Holdings, Inc. and Subsidiaries (formerly the Amended and Restated 2005 Stock Purchase and Option Plan for Rockwood Holdings, Inc., which was formerly the Amended and Restated 2003 Stock Purchase and Option Plan for Rockwood Holdings, Inc., which was formerly the 2000 Stock Purchase and Option Plan for K-L Holdings, Inc. and Subsidiaries) (the “Plan”) is designed:

(a)                                  to promote the long term financial interests and growth of Rockwood Holdings, Inc. (the “Company”), its Subsidiaries and any other Service Recipients by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b)                                 to motivate management personnel by means of growth-related incentives to achieve long range goals; and

(c)                                  to further the identity of interests of participants with those of the shareholders of the Company through opportunities for increased stock, or stock-based, ownership in the Company.

2.                                       Definitions

As used in the Plan, the following words shall have the following meanings:

(a)                                  “Board of Directors” means the Board of Directors of the Company.

(b)                                 “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

(c)                                  “Committee” means the Compensation Committee of the Board of Directors (or, if no such committee is appointed, the Board of Directors).

(d)                                 “Common Stock” or “Share” means common stock of the Company which may be authorized but unissued, or issued and reacquired.

(e)                                  “Director” means any member of the Board of Directors.

(f)                                    “Disability” shall mean Disability as defined under Section 409A of the Code.

(g)                                 “Employee” means a person, including an officer, in the regular full-time employment of the Company, one of its Subsidiaries or any other Service Recipient.

(h)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)                                     “Grant” means an award made to a Participant pursuant to the Plan and described in Section 5, including, without limitation, an award of a Stock Option, Restricted Stock, Purchase Stock, or Other Stock Based Grant or any combination of the foregoing.

(j)                                     “Grant Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(k)                                  “Participant” means an Employee, Director, consultant or other person having a relationship with the Company, one of its Subsidiaries or any other “Service Recipient” (within the meaning of Section 409A of the Code), to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan.

(l)                                     “Stock-Based Grants” means the collective reference to the grant of Purchase Stock, Restricted Stock and Other Stock Based Grants described in Section 5.

(m)                               “Stock Options” means options to purchase Common Stock, which may or may not be incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Code.

(n)                                 “Subsidiary” means any entity other than the Company in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns 50% or more of the voting stock or other voting interests in one of the other entities in such chain.

3.             Administration of Plan

(a)                                  The Plan shall be administered by the Committee.  All of the members of the Committee and any other Directors shall be eligible to be selected for Grants under the Plan; provided, however, that the members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act to the extent that the Company is subject to such rule.  The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee.  The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.  Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

(b)                                 The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

(c)                                  The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Company, and the officers and Directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

4.                                       Eligibility

The Committee may from time to time make Grants under the Plan to such Employees, Directors or other persons having a relationship with the Company, any of its Subsidiaries or any other Service Recipient, and in such form and having such terms, conditions and limitations as the Committee may determine.  Grants may be granted singly, in combination or in tandem.  The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

5.                                       Grants

From time to time, the Committee will determine the forms and amounts of Grants for Participants.  Such Grants may take the following forms in the Committee’s sole discretion:

(a)                                  Stock Options - These are options to purchase Common Stock, which may or may not be Incentive Stock Options and shall have an exercise price at least equal to the fair market value of one share of Common Stock on the date of Grant (or, if the person to whom an Incentive Stock Option is being granted owns Common Stock representing more than 10 percent of the voting power of all classes of Company equity, the exercise price shall be at least equal to 110 percent of the fair market value of one share of Common Stock on the date of Grant). At the time of the Grant the Committee shall determine, and shall have contained in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase Shares under Section 5(c) by the Participant or as may be required pursuant to applicable law, if such options shall be Incentive Stock Options.  Payment of the option exercise price shall be made in cash or in shares of Common Stock (provided, that such Shares have been held by the Participant for not less than six months (or such other period as established by the Committee from time to time)), or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement and any applicable guidelines of the Committee in effect at the time.

(b)                                 Restricted Stock - Restricted Stock is Common Stock delivered to a Participant with or without payment of consideration with restrictions or conditions on the Participant’s right to transfer or sell such stock.  The number of shares of Restricted Stock and the restrictions or conditions on such shares shall be as the Committee determines, in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Stock shall bear evidence of such restrictions or conditions.

(c)                                  Purchase Stock - Purchase Stock refers to shares of Common Stock offered to a Participant at such price as determined by the Committee, the acquisition of which may make him eligible to receive under the Plan, among other things, Stock Options.

(d)                                 Other Stock-Based Grants - The Committee may make other Grants under the Plan pursuant to which shares of Common Stock or other equity securities of the Company are or may in the future be acquired, or Grants denominated in stock units, including ones valued using measures other than market value of the Common Stock.  Other Stock-Based Grants may be granted with or without consideration.

6.                                       Limitations and Conditions

(a)                                  Subject to Section 8 hereof, the number of Shares available for Grants under this Plan shall be 10,000,000 shares of the authorized Common Stock as of the effective date of the Plan.  The number of Shares subject to Grants made under this Plan to any one Participant in any one calendar year shall not be more than $20 million worth of the Shares.  Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available for new Grants.

(b)                                 No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration of the Plan may extend beyond such expiration.  At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

(c)                                  Nothing contained herein shall affect the right of the Company to terminate any Participant’s employment at any time or for any reason.

(d)                                 Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements, but only to the extent such deferral satisfies the requirements of Section 409A of the Code.

(e)                                  Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Subsidiary or any other Service Recipient, along with interest, dividend, and other expenses accrued on deferred Grants shall be charged to the Participant’s employer during the period for which the Grant is made.  If the Participant is employed by more than one Subsidiary or by both the Company and a Subsidiary (or any other Service Recipient) during the period for which the Grant is made, the Participant’s Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

(f)                                    Other than as specifically provided pursuant to a Grant Agreement or other related agreement between a Participant and the Company, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.  No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(g)                                 Participants shall not be, and shall not have any of the rights or privileges of, shareholders of the Company in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to (or book entry representing such Shares has been made and such Shares have been deposited with the appropriate registered book — entry custodian for the benefit of) such Participants.

(h)                                 No election as to benefits or exercise of Stock Options or other rights may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(i)                                     Absent express provisions to the contrary, any grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company, its Subsidiaries or any other Service Recipient and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation.  This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(j)                                     Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company, any of its Subsidiaries or any other Service Recipient, nor shall any assets of the Company, any of its Subsidiaries or any other Service Recipient be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

7.                                       Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise:  (a) a transfer of a Participant’s employment without an intervening period of separation among the Company, any Subsidiary or any other Service Recipient shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company during such leave of absence.

8.                                       Adjustments

In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee shall adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants to the extent necessary, and may make such other revisions to outstanding Grants as it deems are equitably required including, without limitation, in an event that is not a change of control, providing for the payment of a dividend in respect of the Shares subject to any outstanding Grants, in all events in order to allow Participants to participate in such event in an equitable manner.

9.                                       Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Stock Option or any Stock-Based Grant, the Committee may provide that such Stock Option or Stock-Based Grant cannot be exercised after the merger or consolidation of the Company into another company, the exchange of all or substantially all of the assets of the Company for the securities of another company, the acquisition by another company of 80% or more of the Company’s then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Company, and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate in its absolute discretion, also provide, either by the terms of such Stock Option or Stock-Based Grant or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to such event, such Stock Option or Stock-Based Grant shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Section 6(b) and that, upon the occurrence of such event, such Stock Option or Stock-Based Grant shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Stock Option or Stock-Based Grant shall remain exercisable after any such event, from and after such event, any such Stock Option or Stock-Based Grant shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Stock Option or Stock-Based Grant could have been exercised immediately prior to such event.

10.                                 Code Section 409A Compliance

The Plan is intended to comply with Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code.  In furtherance thereof, no Grants may be accelerated under the Plan, other than to the extent permitted under Section 409A of the Code.  To the extent that any provision of the Plan violates Section 409A of the Code such that amounts would be taxable to a Participant prior to payment or would otherwise subject a Participant to a penalty tax under Section 409A, such provision shall be automatically reformed or stricken to preserve the intent hereof.  Notwithstanding anything herein to the contrary, (i) if at the time of a Participant’s termination of employment the Participant is a “specified employee” as defined in Section 409A of the Code (and any related regulations or other pronouncements thereunder) and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company shall defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months following the Participant’s termination of employment (or the earliest date as is permitted under Section 409A of the Code) and (ii) if any other payments due to a Participant hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment compliant under Section 409A of the Code, or otherwise such payment shall be restructured, to the extent possible, in a manner, determined by the Committee, that does not cause such an accelerated or additional tax.  The Committee shall implement the provisions of this section in good faith; provided that neither the Company, the Committee nor any of the employees or representatives of the Company, its Subsidiaries or any other Service Recipient shall have any liability to Participants with respect to this Section 10.

11.                                 Amendment and Termination

The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that,

except for adjustments under Section 8 or 9 hereof, (a) no such action shall modify such Grant in a manner adverse to the Participant without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Grant and (b) no such action may provide for an increase in the number of Shares to be made available for issuance under this Plan without obtaining approval by the Shareholders of such increase.  The Board of Directors may amend, suspend or terminate the Plan.

12.                                 Foreign Options and Rights

The Committee may make Grants to Employees who are subject to the laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws.

13.                                 Withholding Taxes

The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of the Company to deliver shares upon the exercise of an Option, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Grant that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes.  Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or all of such minimum withholding taxes in shares of Common Stock.

14.                                 Effective Date and Termination Dates

The Plan shall be effective on and as of the date of its original approval by the Board of Directors of the Company and shall be approved by a majority of the shareholders of the Company, and shall terminate ten years thereafter, subject to earlier termination by the Board of Directors pursuant to Sections 9 and 10.

Effective Date of adoption of Plan:  November 20, 2000

Effective Date of amendment and restatement of Plan:  June 9, 2003

Effective Date of amendment of Plan:  September 1, 2004

Effective Date of second amendment of Plan:  July 18, 2005

Effective Date of amendment and restatement of Plan:  July 29, 2005

Effective Date of amendment and restatement of Plan:  November 5, 2008